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                                                                    Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, 1997 Employee Stock Option Plan, and 1997 Nonqualified Stock Option Plan of our reports dated August 4, 1998, with respect to the consolidated financial statements of Uniphase Corporation included in its Annual Report on Form 10-K for the year ended June 30, 1998 and the related financial statement schedule included therein and our report dated January 7, 1999 with respect to the supplemental consolidated financial statements and the related supplemental financial statement schedule of Uniphase Corporation included in its Current Report on Form 8-K dated January 7, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


San Jose, California
January 7, 1999